SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

March 7, 2006

of

ZALE CORPORATION

A Delaware Corporation

IRS Employer Identification No. 75-0675400

SEC File Number 001-04129

901 West Walnut Hill Lane

Irving, Texas 75038

(972) 580-4000

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 7, 2006, A. David Brown, a Director of Zale Corporation (the “Company”), advised the Company that he will resign as a Director of the Company, effective March 10, 2006.  To the knowledge of the Company, Mr. Brown did not resign due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.  The Board does not plan to appoint an additional director at this time.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION
Registrant

Date: March 9, 2006	By:	/s/ Mark R. Lenz
Mark R. Lenz
Group Senior Vice President and
Chief Financial Officer